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EXHIBIT 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-124475 of Avid Technology, Inc. on Form S-4 of our report dated August 5, 2004, relating to the consolidated financial statements of Midiman, Inc. and subsidiaries as of and for the years ended January 31, 2004 and 2003 appearing in the Current Report on Form 8-K/A of Avid Technology, Inc. dated September 1, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
June 8, 2005

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  EXHIBIT 23.6